Exhibit 4.1
PURCHASE AGREEMENT
     THIS AGREEMENT is made as of the 5th day of May 2006 by and between Comstock Homebuilding Companies, Inc. (the “Company”), a corporation organized under the laws of the State of Delaware, with its principal offices at 11465 Sunset Hills Road, Suite 510, Reston, Virginia 20190, and the purchaser whose name and address is set forth on the signature page hereof (the “Purchaser”).
     IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:
          SECTION 1. Authorization of Sale of the Securities. Subject to the terms and conditions of this Agreement, the Company has authorized the issuance and sale of up to 2,333,000 shares (the “Shares”) of Class A common stock, par value $0.01 per share (“Class A Common Stock”), of the Company and up to 699,900 warrants in the form of Exhibit A (the “Warrants”) to purchase 699,900 Class A Common Stock (the “Warrant Shares,” together with the Shares and the Warrants, the “Securities”). The Company reserves the right to increase or decrease the number of Shares and Warrants sold in this private placement prior to the Closing Date, but in no event shall the number of Shares sold in this private placement be less than 2,000,000 Shares.
          SECTION 2. Agreement to Sell and Purchase the Securities. At the Closing (as defined in Section 3), the Company will issue and sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the number of Shares and Warrants (at the purchase price) shown below:

Number of
Number of Shares to Be	Warrants to Be	Aggregate
Purchased	Issued	Price
$
     The Company proposes to enter into the same form of purchase agreement with certain other investors (the “Other Purchasers”) and expects to complete sales of the Securities to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the “Purchasers,” and this Agreement and the agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the “Agreements.” The term “Placement Agent” shall mean J.P. Morgan Securities Inc.
          SECTION 3. Delivery of the Shares and Warrants at the Closing.
            3.1 Closing. The completion of the purchase and sale of the Securities (the “Closing”) shall occur at the offices of Dechert LLP, Cira Centre, 2929 Arch Street, Philadelphia, PA 19104 as soon as practicable and as agreed to by the parties hereto, within three business days following the execution of the Agreements, or on such later date or at such different location as the parties shall agree in writing, but not prior to the date that the conditions for Closing set forth below have been satisfied or waived by the appropriate party (the “Closing Date”). At the Closing, the Company shall deliver to the Purchaser one or more stock and warrant certificates registered in the name of the Purchaser, or, if so indicated on the Stock and Warrant Certificate Questionnaire attached hereto as Appendix I, in such nominee name(s) as designated by the Purchaser, representing the number of Shares and Warrants set forth in Section 2 above and bearing an appropriate legend referring to the fact that the Shares and Warrants were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(2) thereof and Rule 506 thereunder. The name(s) in which the stock and warrant certificates are to be registered are set forth in the Stock and Warrant Certificate Questionnaire attached hereto as Appendix I.
          3.2 Closing Conditions.
       (a) The Company’s obligation to complete the purchase and sale of the Securities and deliver such stock and warrant certificate(s) to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company:
       (i) execution and delivery of the Escrow Agreement between the Company, the Placement Agent and JP Morgan Chase Bank, N.A. (the “Escrow Agent”);
       (ii) receipt by the Escrow Agent of immediately available funds in the full amount of the purchase price for the Securities being purchased hereunder to such non-interest bearing escrow account of the Escrow Agent as the Escrow Agent may designate;
       (iii) completion of the purchases and sales under the Agreements with the Purchasers;
       (iv) the representations and warranties made by the Purchaser herein shall be true and correct in all material respects (except any representation and warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of the date hereof and as of the Closing Date with the same effect as if the representations and warranties were made as of the date hereof and as of the Closing Date;
       (v) each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or before the Closing; and
       (vi) no statute, rule, regulation, order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened or is pending by or before any governmental authority of competent jurisdiction which in any material respect restricts, prohibits or threatens to restrict or prohibit the consummation of any of the transactions contemplated by this Agreement.

       (b) The Purchaser’s obligation to accept delivery of such stock certificate(s) and to pay for the Securities evidenced thereby shall be subject to the following conditions, any one or more of which may be waived by the Purchaser:
       (i) the representations and warranties made by the Company herein shall be true and correct in all material respects (except any representation and warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of the date hereof and as of the Closing Date with the same effect as if the representations and warranties were made as of the date hereof and as of the Closing Date;
       (ii) the delivery to the Placement Agent and the Purchasers by counsel to the Company of a legal opinion addressed to the Placement Agent and the Purchasers in a form reasonably satisfactory to counsel to the Placement Agent;
       (iii) all covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with in all material respects; The Purchaser’s obligations hereunder are expressly not conditioned on the purchase by any or all of the Other Purchasers of the Securities that they have agreed to purchase from the Company, provided however that Purchaser shall have no obligation to purchase Securities in the event that after giving effect to such purchase, Purchaser would beneficially own (as calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) in excess of 9.9% of the number of shares of the Class A Common Stock outstanding immediately after giving effect to such purchase;
       (iv) no statute, rule, regulation, order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened or is pending by or before any governmental authority of competent jurisdiction which in any material respect restricts, prohibits or threatens to restrict or prohibit the consummation of any of the transactions contemplated by this Agreement;
       (v) as of the Closing Date, there shall have been no Material Adverse Effect with respect to the Company since the date hereof;
       (vi) at the time of the execution of this Agreement, the Placement Agent and the Purchasers shall have received from PricewaterhouseCoopers LLP a letter, addressed to the Placement Agent and the Purchasers and dated such date, in form and substance reasonably satisfactory to the Placement Agent (i) confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating the conclusions and findings of such firm with respect to the financial statements and certain financial information contained in Company’s Annual Report on Form 10-K for the year ended December 31, 2005 (the “Annual Report”); and
       (vii) with respect to the letter of PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Placement Agent and the Purchasers concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Placement Agent and the Purchasers a letter (including any supplemental letter, the “bring-down letter”) of such accountants, addressed to the Placement Agent and the Purchasers and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Annual Report, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
     With respect to the closing conditions listed in (i), (iii), (iv) and (v) above, the Company shall deliver a certificate to such effect, in form and substance reasonably satisfactory to the Placement Agent.
          SECTION 4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:
            4.1 Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not reasonably be expected to have a Material Adverse Effect (as defined herein). The Company has no subsidiaries other than the subsidiaries disclosed on Exhibit 21.1 filed with the Annual Report (the “Subsidiaries”). For purposes of this Agreement, the term “Material Adverse Effect” shall mean a material adverse effect upon the business or financial condition, properties, or results of operations of the Company.
            4.2 Authorized Capital Stock. As of the date hereof, the Company had authorized capital stock consisting of 77,266,500 shares of Class A common stock, par value $0.01 per share (“Class A Common Stock”), of which 11,261,707 are outstanding, 2,733,500 shares of Class B common stock, par value $0.01 per share (“Class B Common Stock,” together with the Class A Common Stock, the “Common Stock”), of which 2,733,500 are outstanding and 20,000,000 shares of preferred stock, par value $0.01 per share (Preferred Stock,” together with the Common Stock, the “Company Stock”), of which none are outstanding. Except as disclosed in or contemplated by the reports, schedules and forms filed or to be filed by the Company with the Securities and Exchange Commission (“Commission”) since December 15, 2004 through the date of the Closing (the “SEC Reports”), the issued and outstanding shares of the Company’s Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform to the description thereof contained under the heading “Description of Capital Stock” in the Company’s Registration

Statement on Form S-1 (File No. 333-118193) (the “IPO Registration Statement”). Except as disclosed in the SEC Reports, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company’s stock, stock bonus and other stock plans or arrangements and the options or other rights granted and exercised thereunder, set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed on April 14, 2006 (the “Proxy Statement”) accurately and fairly presents all material information with respect to such plans, arrangements, options and rights.
            4.3 Issuance, Sale and Delivery of the Securities. The Securities have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all pledges, liens, restrictions and encumbrances (other than restrictions on transfer under state and/or federal securities laws), and will conform to the description thereof set forth under the heading “Description of Capital Stock” in the Company’s IPO Registration Statement. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Securities by the Company pursuant to this Agreement. No stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company’s intent to file the registration statement to be filed by it pursuant to Section 7.1 (the “Registration Statement”)) to require the Company to register the sale of any shares owned by such stockholder under the Securities Act of 1933, as amended (the “Securities Act”) in the Registration Statement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Securities to be sold by the Company as contemplated herein.
            4.4 Due Execution, Delivery and Performance. The Company has full legal right, corporate power and authority to enter into this Agreement and the Escrow Agreement and perform the transactions contemplated hereby. This Agreement and the Escrow Agreement have been duly authorized, executed and delivered by the Company. The execution, delivery and performance of this Agreement and the Escrow Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provision of the certificate of incorporation or bylaws of the Company and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, and will not (i) conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under (A) any agreement, lease, franchise, license, permit or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its properties may be bound or affected and in each case which would have a Material Adverse Effect, or (B) any statute or any judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its properties where such conflict, breach, violation or default is likely to result in a Material Adverse Effect. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the Escrow Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the blue sky laws and federal securities laws applicable to the offering of the Securities. Upon the execution and delivery of this Agreement and the Escrow Agreement, and assuming the valid execution thereof by the Purchaser, this Agreement and the Escrow Agreement will constitute a valid and binding obligations of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Company in Section 7.3 hereof may be limited by federal or state securities laws or the public policy underlying such laws.
            4.5 Accountants. The firm of PricewaterhouseCoopers LLP, which has expressed its opinion with respect to the consolidated financial statements to be included or incorporated by reference in the Registration Statement and the prospectus which forms a part thereof (the “Prospectus”), is an independent accountant as required by the Securities Act and the rules and regulations promulgated thereunder (the “Rules and Regulations”).
            4.6 No Defaults. The Company is not in violation or default of any provision of its certificate of incorporation or bylaws, or in breach of or default with respect to any provision of any agreement, judgment, decree, order, lease, franchise, license, permit or other instrument to which it is a party or by which it or any of its properties are bound which could reasonably be expected to have a Material Adverse Effect and there does not exist any state of facts which, with notice or lapse of time or both, would constitute an event of default on the part of the Company as defined in such documents and which would have a Material Adverse Effect.
            4.7 Contracts. Except as disclosed in the SEC Reports, the Company has no material contracts. Any contracts described in the SEC Reports that are material to the Company are in full force and effect on the date hereof; and neither the Company nor, to the Company’s knowledge, is any other party in breach of or default under any of such contracts which would have a Material Adverse Effect.
            4.8 No Actions. (1) There are no legal or governmental actions, suits or proceedings pending and (2) there are no inquiries or investigations, nor are there any legal or governmental actions, suits, or proceedings threatened to which the Company is or may be a party or of which property owned or leased by the Company is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings, individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect; and no labor disturbance by the employees of the Company exists or is imminent which might reasonably be expected to have a Material Adverse Effect. The Company is not party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body which might reasonably be expected to have a Material Adverse Effect.
            4.9 Properties. The Company and each of the Subsidiaries have good and marketable title to all properties and assets reflected as owned in the financial statements included in the Annual Report, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in the financial statements included in the Annual Report or otherwise in the Annual Report, or (ii) those which are not material in amount and do not adversely affect the use of such property by the Company and the Subsidiaries. The Company holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to its business taken as a whole. The Company leases all such properties as are necessary to its operations as now conducted.
            4.10 No Material Change. Since December 31, 2005 (i) neither the Company nor any of the Subsidiaries has incurred any material liabilities or obligations, indirect, or contingent, or entered into any material oral or written agreement or other transaction which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company; (ii) neither the Company nor any of the Subsidiaries has sustained any material loss or interference with its businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and neither the Company nor any of the Subsidiaries is in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock of the Company other than the sale of the Securities hereunder, shares or options issued pursuant to employee equity incentive plans or purchase plans approved by the Company’s Board of Directors and repurchases of shares or options pursuant to repurchase plans already approved by the Company’s Board of Directors, or indebtedness not incurred in the ordinary course of business that is material to the Company; and (v) there has not been any other event which has caused, or is likely to cause, a Material Adverse Effect.
            4.11 Intellectual Property. (i) The Company owns or has obtained valid and enforceable licenses or options for the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights and trade secrets necessary for the conduct of the Company’s business as currently conducted (collectively, the “Intellectual Property”); and (ii) (a) there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Company for the uses described in the SEC Reports that would preclude the Company from conducting its business as currently conducted and have a Material Adverse Effect, except for the ownership rights of the owners of the Intellectual Property licensed or optioned by the Company; (b) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any Intellectual Property owned, licensed or optioned by the Company, other than claims which would not reasonably be expected to have a Material Adverse Effect; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company, other than non-material actions, suits, proceedings and claims; and (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, other than non-material actions, suits, proceedings and claims.

            4.12 Compliance. The Company has not been advised, nor does the Company have reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not have a Material Adverse Effect.
            4.13 Taxes. The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which might reasonably be expected to have a Material Adverse Effect.
            4.14 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to the Purchaser hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been complied with.
            4.15 Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.
            4.16 Offering Materials. The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Securities other than the SEC Reports and the Company presentation dated May 2006 attached hereto as Exhibit B (the “Presentation”). Neither the Company nor any person acting on its behalf has in the past or will hereafter take any action independent of the Placement Agent to sell, offer for sale or solicit offers to buy any securities of the Company which would subject the offer, issuance or sale of the Securities, as contemplated by this Agreement, to the registration requirements of Section 5 of the Securities Act.
            4.17 Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged.
            4.18 Information. The information contained in the following documents, which the Placement Agent has furnished to the Purchaser, or will furnish prior to the Closing, does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, as of their respective final dates:
       (a) the Annual Report;
       (b) the Proxy Statement;

       (c) the Company’s Registration Statement on Form S-1 (File No. 333-125166) (the “Follow-On Registration Statement”);
       (d) the IPO Registration Statement;
       (e) all other documents, if any, filed by the Company with the Commission since December 31, 2005 pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
       (f) the Presentation.
            4.19 Price of Class A Common Stock. The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Class A Common Stock to facilitate the sale or resale of the Shares and Warrant Shares.
            4.20 Corporate Legal Opinion. As a condition to the Purchasers’ obligation to purchase the Securities, legal counsel to the Company will deliver one or more legal opinions to the Placement Agent in a form reasonably satisfactory to the Placement Agent and its counsel. Such opinions also shall state that each of the Purchasers may rely thereon as though it were addressed directly to such Purchaser.
            4.21 Reporting Company; Form S-3. The Company is subject to the reporting requirements of the Exchange Act and has filed all reports required thereby. The Company is eligible to register the Shares and the Warrant Shares for resale by the Purchaser on a registration statement on Form S-3 under the Securities Act. There exist no facts or circumstances (including without limitation any required approvals or waivers or any circumstances that may delay or prevent the obtaining of accountant’s consents) that reasonably could be expected to prohibit or delay the preparation and filing of a registration statement on Form S-3 that will be available for the resale of the Shares and Warrant Shares by the Purchaser.
            4.22 Use of Proceeds. The Company shall use the proceeds from the sale of the Securities for general corporate purposes, including working capital, and to fund new projects and acquisitions of assets and/or companies.
            4.23 Disclosure. The Company confirms that, neither the Company nor any other person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information, other than information relating to this offering that constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transaction contemplated hereby other than those specifically set forth in Section 5 hereof.
            4.24 Use of Purchaser Name. Except as may be required by applicable law or regulation, the Company shall not use the Purchaser’s name or the name of any of its affiliates in any advertisement, announcement, press release or other similar public communication unless it has received the prior written consent of the Purchaser for the specific use contemplated or as otherwise required by applicable law or regulation.
            4.25 Related Party Transactions. No transaction has occurred between or among the Company and its affiliates, officers or directors or any affiliate or affiliates of any such officer or director that is required to have been described under applicable securities laws in the SEC Reports and is not so described in such filings.
            4.26 Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in the SEC Reports and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect. There are no such transactions, arrangements or other relationships with the Company that may create contingencies or liabilities that are not otherwise disclosed by the Company in the SEC Reports.
            4.27 Governmental Permits, Etc. The Company has all franchises, licenses, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently required for the operation of the business of the Company as currently conducted, except where the failure to posses currently such franchises, licenses, certificates and other authorizations is not reasonably expected to have a Material Adverse Effect. The Company has not received any notice of proceedings relating to the revocation or modification of any such permit which, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.
            4.28 Financial Statements. The Company has filed all reports required to be filed by it under the Exchange Act on a timely basis or has received a valid extension of such time of filing and has filed any such reports prior to the expiration of any such extension. The financial statements included in the SEC Reports comply in all material respects with the applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. The financial statements of the Company and the related notes contained in the SEC Reports present fairly, in accordance with generally accepted accounting principles, the financial position of the Company as of the dates indicated, and the results of its operations, cash flows and the changes in stockholders’ equity for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except that unaudited financial statements may not contain all footnotes required by generally accepted accounting principles.
            4.29 Listing. The Company has not, in the two years preceding the date hereof, received any written notice from the Nasdaq National Market, any stock exchange, market or trading facility on which the Class A Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange, market or trading facility. The Company shall comply with all requirements of the Nasdaq National Market with respect to the issuance of Shares and Warrant Shares and shall use its best efforts to have the Shares and the Warrant Shares listed on the Nasdaq National Market on or before the first date that the Registration Statement is declared effective by the Commission. The Class A Common Stock is presently listed on the Nasdaq National Market.
            4.30 Sarbanes-Oxley Act; Accounting Controls. Based on its own evaluation of its internal control over financial reporting, the Company believes that it will be in material compliance, on a timely basis, with Section 404 of the Sarbanes-Oxley Act and will be able to complete its required assessment under Section 404 of the Sarbanes-Oxley Act before the related filing deadline with the Commission and in sufficient time for the Company’s auditor to complete its required assessment. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) that are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and the Company’s principal financial officer or persons performing similar functions.
            4.31 ERISA Compliance.
       (a) The Company, each Subsidiary and other employer (an “ERISA Affiliate”) that is, or at any time for which any relevant statute of limitations remains open was, together with the Company or any Subsidiary considered a “single employer” under Code §414(b), §414(c) or §414(m), and each of the employee benefit plans. as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and the regulations, and other interpretations having the force of law, issued thereunder (“ERISA”) maintained or contributed to by the Company, any Subsidiary and any ERISA Affiliate, are in compliance in all material respects with (1) the applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended and the regulations, and other interpretations having the force of law, issued thereunder (the “Code”) and (2) the terms of each such employee benefit plan.
       (b) Neither the Company, any Subsidiary nor any ERISA Affiliate has, at any time for which any relevant statute of limitations remains open, maintained or contributed to any employee pension benefit plan subject to Title IV of ERISA or Code §412 or (ii) been required to contribute to, or incurred any withdrawal liability within the meaning of ERISA §4201 to, any multiemployer plan as defined in ERISA §3(37), including, without limitation, any contingent withdrawal liability arising from a transaction described in Section 4204 of ERISA.
          (c) Neither the Company, any Subsidiary or any ERISA Affiliate has any obligation to provide medical or life insurance coverage to any former employee except as required by Section 601, et. seq. of ERISA, section 4980B of the Code or similar provisions of applicable state law.
          (d) Neither the Company nor any Subsidiary has any material liability with respect to any employee benefit plan that is not adequately disclosed in the SEC Reports.
          4.32 Foreign Corrupt Practices. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
          4.33 Employee Relations. The Company is not a party to any collective bargaining agreement nor does it employ any member of a union. The Company believes that its relations with its employees are good. No executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters.
            4.34 Environmental Matters. There has been no storage, disposal, generation, manufacture, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company (or, to the knowledge of the Company, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind into such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or with respect to which the Company has knowledge; the terms “hazardous wastes”, “toxic wastes”, “hazardous substances”, and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.
          4.35 Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that no Purchaser is (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) in respect of this Agreement and the transactions contemplated hereby, and any advice given by a Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser’s purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.
          4.36 Disclosure of Transactions and Other Material Information. The Company shall, on or before 8:30 a.m., New York City Time, on the first business day after the date of this Agreement, (i) issue a press release (the “Press Release”) disclosing all material terms of the transactions contemplated hereby and (ii) the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Purchase Agreement in the form required by the 1934 Act, and attaching this Agreement , the form of Warrant as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, no Purchaser shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Purchaser with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Purchaser.
          4.37 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under the Purchase Agreements are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Purchase Agreements. Nothing contained herein, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group in respect of such obligations or the transactions contemplated by the Purchase Agreements and the Company acknowledges that the Purchasers are not acting in concert or as a group in respect of such obligations or the transactions contemplated by the Purchase Agreements. Each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

          SECTION 5. Representations, Warranties and Covenants of the Purchaser. (a) The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and comparable entities, and has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to purchase the Securities; (ii) the Purchaser is acquiring the number of Securities set forth in Section 2 above in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to sell pursuant to the Registration Statement or in compliance with the Securities Act and the Rules and Regulations, or, other than with respect to any claims arising out of a breach of this representation and warranty, the Purchaser’s right to indemnification under Section 7.3); (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities, nor will the Purchaser engage in any short sale that results in a disposition of any of the Securities by the Purchaser, except in compliance with the Securities Act and the Rules and Regulations and any applicable state securities laws; (iv) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire attached hereto as part of Appendix I, for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement and the Purchaser will notify the Company immediately of any material change in any such information provided in the Registration Statement Questionnaire until such time as the Purchaser has sold all of its Securities or until the Company is no longer required to keep the Registration Statement effective; (v) the Purchaser has, in connection with its decision to purchase the number of Securities set forth in Section 2 above, relied solely upon the Presentation, the SEC Reports and the documents included therein or incorporated by reference and the representations and warranties of the Company contained herein; (vi) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them; (vii) the Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act ; and (viii) the Purchaser agrees to notify the Company immediately of any change in any of the foregoing information until such time as the Purchaser has sold all of its Shares and Warrant Shares or the Company is no longer required to keep the Registration Statement effective.
          (b) The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.
          (c) For the benefit of the Company, the Purchaser previously agreed orally and in writing with the Placement Agent to keep confidential all information concerning this private placement. The Purchaser agrees to use any such confidential information for the sole purpose of evaluating a possible investment in the Securities and the Purchaser hereby acknowledges that it is prohibited from reproducing or distributing this Agreement, or any other offering materials or other information provided by the Company in connection with the Purchaser’s consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents, except to its financial, investment or legal advisors in connection with its proposed investment in the Securities. Further, the Purchaser understands that the existence and nature of all conversations and presentations, if any, regarding the Company and this offering must be kept strictly confidential. The Purchaser understands that the federal securities laws impose restrictions on trading based on information regarding this offering. In addition, the Purchaser hereby acknowledges that unauthorized disclosure of information regarding this offering may result in a violation of Regulation FD. This obligation will terminate upon the filing by the Company of a press release or press releases or a Current Report on Form 8-K describing this offering. In addition to the above, the Purchaser shall maintain in confidence the receipt of any notice of a Suspension (as defined in Section 5(h) below). The foregoing agreements shall not apply to any information that is or becomes publicly available through no fault of the Purchaser, or that the Purchaser is legally required to disclose; provided, however, that if the Purchaser is requested or ordered to disclose any such information pursuant to any court or other government order or any other applicable legal procedure, it shall provide the Company with prompt notice of any such request or order in time sufficient to enable the Company to seek an appropriate protective order.
          (d) The Purchaser understands that its investment in the Securities involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser’s purchase of the Securities, including, but not limited to, those set forth in the SEC Reports. The Purchaser understands that the market price of the Class A Common Stock has been volatile and that no representation is being made as to the future value of the Class A Common Stock. The Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and has the ability to bear the economic risks of an investment in the Securities.
          (e) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.
          (f) The Purchaser understands that, until such time as the Registration Statement has been declared effective or the Securities may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities will bear a restrictive legend in substantially the following form:
“The Securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction. The Securities may not be offered, sold, pledged or otherwise transferred except (1) pursuant to an exemption from registration under the Securities Act or (2) pursuant to an effective registration statement under the Securities Act, in each case in accordance with all applicable securities laws of the states and other jurisdictions, and in the case of a transaction exempt from registration, unless the Company has received an opinion of counsel reasonably satisfactory to it that such transaction does not require registration under the Securities Act and such other applicable laws.”
The Company agrees, upon the Purchaser’s reasonable request, to reissue certificates representing any of the Securities, without the legend set forth above (i) while a registration statement (including the Registration Statement) covering the resale of such Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible for sale under Rule 144(k) (to the extent that the applicable Investor provides a certification or legal opinion to the Company to that effect), or (iv) if such legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Commission). Following the effective date of the Registration Statement or at such earlier time as a legend is no longer required for the Securities, the Company will, promptly following the delivery by the Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such securities, deliver or cause to be delivered to the Purchaser a certificate representing such securities that is free from all restrictive legends.
          (g) The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s name on the signature pages hereto.
          (h) The Purchaser acknowledges that, (i) the Company shall have the right at any time, to delay the filing of a Registration Statement for valid business reasons (not including avoidance of their obligations hereunder) to avoid premature public disclosure of a pending material corporate transaction, including pending acquisitions or divestitures of assets, mergers and combinations and similar events and (ii) that there may occasionally be times when the Company must suspend the use of the Prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act (any such event described in clauses (i) and (ii), a “Suspension”) . The Company will give the Purchaser notice of any such suspension and will use its best efforts to minimize the length of such suspension. The Purchaser hereby covenants that it will not sell any Shares or Warrant Share pursuant to said Prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the Suspension of the use of said Prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to said Prospectus. Notwithstanding the foregoing, the Company agrees that no Suspension shall be for a period of longer than 60 consecutive days, and no Suspension shall be for a period of an aggregate in any 365-day period of longer than 90 days.
          (i) The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party, or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Purchaser, (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except to the extent enforcement of the indemnification provisions, set forth in Section 7.3 of this Agreement, may be limited by federal or state securities laws or the public policy underlying such laws, and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.
          (j) The Purchaser further represents and warrants to, and covenants with, the Company that (i) during the last thirty (30) days prior to the date hereof, neither the Purchaser nor any affiliate of the Purchaser which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to the Purchaser’s investments or trading or information concerning the Purchaser’s investments, including in respect of the Securities or (z) is subject to the Purchaser’s review or input concerning such affiliate’s investments or trading (collectively, “Trading Affiliates”), foreign or domestic, has, directly or indirectly, effected or agreed to effect any “short sale” (as defined in Rule 200 under Regulation SHO), whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, borrowed or pre-borrowed any shares of Common Stock or granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”) and (ii) prior to the earliest to occur of (i) the termination of this Agreement, (ii) the effective date of the Registration Statement or (iii) thirty (30) days from the Closing Date, the Purchaser shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in (a) a Prohibited Transaction nor (b) any sale, assignment, pledge, hypothecation, put, call, or other transfer of any of the shares of Common Stock, warrants or other securities of the issuer acquired hereunder.
          SECTION 6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the certificates for the Securities delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Securities being purchased and the payment therefor.
          SECTION 7. Registration of the Shares and Warrant Shares; Compliance with the Securities Act.
            7.1 Registration Procedures and Expenses.
          (a) Registration. The Company shall:
          (i) as soon as reasonably practicable, but in no event later than fifteen days following the Closing Date (the “Filing Date”), prepare and file with the Commission the Registration Statement on Form S-3 relating to the sale of the Shares and Warrant Shares by the Purchaser and the Other Purchasers from time to time on the Nasdaq National Market or the facilities of any national securities exchange on which the Class A Common Stock is then traded or in privately-negotiated transactions;
          (ii) use its best efforts, subject to receipt of necessary information from the Purchasers, to cause the Commission to declare the Registration Statement effective within sixty (60) days after the Closing Date or, in the event of a review of the Registration Statement by the Commission, within one hundred twenty (120) days after the Closing Date (the “Effectiveness Date”);
          (iii) use its best efforts to promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earliest of (i) two years after the effective date of the Registration Statement, or (ii) such time as the Shares and Warrant Shares become eligible for resale by non-affiliates pursuant to Rule 144(k) under the Securities Act of 1933, as amended;
          (iv) furnish to the Purchaser with respect to the Shares and Warrant Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares and Warrant Shares) such number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares and Warrant Shares by the Purchaser;
          (v) file documents required of the Company for normal Blue Sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;
          (vi) bear all expenses in connection with the procedures in paragraphs (a) and (b) of this Section 7.1 and the registration of the Shares and Warrant Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or the Other Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchaser or the Other Purchasers, if any;

          (vii) file a Form D with respect to the Shares and Warrant Shares as required under Regulation D and to provide a copy thereof to the Purchaser promptly after filing;
          (viii) issue a press release describing the transactions contemplated by this Agreement on the Closing Date; and
          (ix) make available, while the Registration Statement is effective and available for resale, its Chief Executive Officer and Chief Financial Officer for questions, subject to the restrictions on unauthorized disclosure of information contained in Regulation FD, regarding information which the Purchaser may reasonably request in order to fulfill any due diligence obligation on its part.
     The Company understands that the Purchaser disclaims being an underwriter, but the Purchaser being deemed an underwriter shall not relieve the Company of any obligations it has hereunder. A questionnaire related thereto to be completed by the Purchaser is attached hereto as Appendix I.
          (b) Liquidated Damages. If: (i) the Registration Statement is not filed on or prior to its Filing Date, or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five trading days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed,” or not subject to further review, or (iii) prior to the Effectiveness Date, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of the Registration Statement within ten trading days after the receipt of comments by or notice from the Commission that such amendment is required in order for the Registration Statement to be declared effective, or (iv) the Registration Statement filed or required to be filed hereunder is not declared effective by the Commission by the Effectiveness Date, or (v) other than during a Suspension, after the Effectiveness Date, the Registration Statement ceases for any reason to remain continuously effective as to all Shares and Warrant Shares for which it is required to be effective, or the Purchasers are not permitted to utilize the prospectus therein to resell such Shares and Warrant Shares for ten consecutive trading days or in any individual case an aggregate of fifteen trading days during any twelve month period (which need not be consecutive trading days) (any such failure or breach being referred to as an “Event”, and for purposes of clause (i) or (iv) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five trading day period is exceeded, or for purposes of clause (iii) the date on which such ten trading day period is exceeded, or for purposes of clause (v) the date on which such ten or fifteen trading day period, as applicable, is exceeded being referred to as “Event Date”), then, on each such Event Date and every monthly anniversary thereof until the applicable Event is cured, the Company shall pay to each Purchaser an amount in cash, as liquidated damages and not as a penalty, equal to 2.0% per month of the purchase price paid by such Purchaser pursuant to the Agreements of the Securities then held by such Purchaser and covered (or to be covered) by the Registration Statement; provided that under no circumstances shall such penalty in the aggregate exceed 10% of the purchase price paid by such Purchaser. If the Company fails to pay any liquidated damages pursuant to this section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 15% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchaser, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The liquidated damages pursuant to the terms hereof shall apply on a pro-rata basis for any portion of a month prior to the cure of an Event.
            7.2 Transfer of Shares and Warrant Shares After Registration. The Purchaser agrees that it will not effect any disposition of the Shares and Warrant Shares or its right to purchase the Shares and Warrant Shares that would constitute a sale within the meaning of the Securities Act or any applicable state securities laws, except as contemplated in the Registration Statement referred to in Section 7.1 or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.
            7.3 Indemnification. For the purpose of this Section 7.3:
(i) the term “Purchaser/Affiliate” shall mean any affiliate of the Purchaser, including a transferee who is an affiliate of the Purchaser, and any person who controls the Purchaser or any affiliate of the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and
(ii) the term “Registration Statement” shall include any preliminary prospectus, final prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement referred to in Section 7.1.
          (a) The Company agrees to indemnify and hold harmless each Purchaser and each Purchaser/Affiliate against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchaser or Purchaser/Affiliate may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the prior written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations or warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder or under law, and will promptly reimburse each such Purchaser and each such

Purchaser/Affiliate for any legal and other expenses as such expenses are reasonably incurred by such Purchaser or such Purchaser/Affiliate in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action not to exceed the proceeds from the purchase and sale of the Securities paid by such Purchaser; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein, or (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Sections 5 or 7.2, or (iii) the inaccuracy of any representation or warranty made by such Purchaser herein or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.
          (b) Each Purchaser will severally indemnify and hold harmless the Company, each of its directors, each of its executive officers, including such officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Sections 5 or 7.2 hereof, or (ii) the inaccuracy of any representation or warranty made by such Purchaser herein, or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.; provided, however, that in no event shall any Purchaser be liable under this Section 7.3(b) for any amount in excess of the aggregate amount paid by such Purchaser for the Securities purchased hereunder.
          (c) Promptly after receipt by an indemnified party under this Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3, promptly notify the indemnifying party in writing thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7.3 to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party from all liability on claims that are the subject matter of such proceeding.
          (d) If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the private placement of Class A Common Stock hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement and/or the Registration Statement which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company pursuant to this Agreement for the Securities purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount such Purchaser paid for the Securities that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the Company, on the one hand, and each Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by such Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 7.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 7.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined solely by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.3, no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations to contribute pursuant to this Section 7.3 are several and not joint.
            7.4 Termination of Conditions and Obligations. The restrictions imposed by Section 5 or this Section 7 upon the transferability of the Shares and Warrant Shares shall cease and terminate as to any particular number of the Shares upon the passage of two years from the effective date of the Registration Statement covering such Shares and Warrant Shares or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.
            7.5 Information Available. So long as the Registration Statement is effective covering the resale of Shares and Warrant Shares owned by the Purchaser, the Company will furnish to the Purchaser:

          (a) other than any such reports or communications filed with the Commission pursuant to the Commission’s EDGAR system, as soon as practicable after such reports or communications become publicly available (but in the case of the annual report to the Stockholders, within 150 days after the end of each fiscal year of the Company), one copy of (i) its annual report to Stockholders (which annual report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) if not included in substance in the annual report to Stockholders, upon the request of Purchaser, its annual report on Form 10-K, (iii) upon request of Purchaser, its quarterly reports on Form 10-Q, and (iv) a full copy of the particular Registration Statement covering the Shares and Warrant Shares (the foregoing, in each case, excluding exhibits);
          (b) upon the reasonable request of the Purchaser, a reasonable number of copies of the Prospectuses, and any supplements thereto, to supply to any other party requiring such Prospectuses;
and the Company, upon the reasonable request of the Purchaser and with prior notice, will be available to the Purchaser or a representative thereof at the Company’s headquarters to discuss information relevant for disclosure in the Registration Statement covering the Shares and will otherwise cooperate with any Purchaser conducting an investigation for the purpose of reducing or eliminating such Purchaser’s exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters, subject to the restrictions on unauthorized disclosure of information contained in Regulation FD and appropriate confidentiality limitations.
          SECTION 8. Broker’s Fee. The Purchaser acknowledges that the Company intends to pay to the Placement Agent a fee in respect of the sale of the Securities to the Purchaser. The Purchaser and the Company hereby agree that the Purchaser shall not be responsible for such fee and that the Company will indemnify and hold harmless the Purchaser and each Purchaser/Affiliate against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchaser or Purchaser/Affiliate may become subject with respect to such fee. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Securities to the Purchaser.
          SECTION 9. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon delivery to the party to be notified; (ii) when received by confirmed facsimile or (iii) one (1) business day after deposit with a nationally recognized overnight carrier, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the Company and the Purchaser as follows or at such other addresses as the Company or the Purchaser may designate upon ten (10) days’ advance written notice to the other party:
(a) if to the Company, to:
Comstock Homebuilding Companies, Inc.
11465 Sunset Hills Road
Suite 510

Reston, VA 20190
Attn: Bruce Labovitz
Facsimile: (703) 760-1520
with a copy to:
Stephen A. Riddick, Esq.
Greenberg Traurig, LLP
800 Connecticut Avenue, NW
Washington, D.C. 20006
          (b) if to the Purchaser, at its address as set forth at the end of this Agreement, with a copy to:
James A. Lebovitz, Esq.
Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, PA 19104
Facsimile: (215) 994-2222
          SECTION 10. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser. No provision hereunder may be waived other than in a written instrument executed by the waiving party.
          SECTION 11. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.
          SECTION 12. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
          SECTION 13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the federal law of the United States of America.
          SECTION 14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered (including by facsimile) to the other parties.

          SECTION 15. Entire Agreement. This Agreement, the Escrow Agreement, the Engagement Letter dated April 10, 2006 between the Company and J.P. Morgan Securities Inc. and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.
          SECTION 16. Parties. This Agreement is made solely for the benefit of and is binding upon the Purchaser and the Company and to the extent provided in Section 7.3, any person controlling the Company or the Purchaser, the officers and directors of the Company, and their respective executors, administrators, successors and assigns and subject to the provisions of Section 7.3, no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any subsequent purchaser, as such purchaser, of the Securities sold to the Purchaser pursuant to this Agreement.
          SECTION 17. Assignment. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective permitted successors, assigns, heirs, executors and administrators. This Agreement and the rights of the Purchaser hereunder may be assigned by the Purchaser with the prior written consent of the Company, except such consent shall not be required in cases of assignments by an investment adviser to a fund for which it is the adviser or by or among funds that are under common control, provided that such assignee agrees to be bound by the terms of this Agreement.
          SECTION 18. Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.
[Remainder of Page Left Intentionally Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

COMSTOCK HOMEBUILDING COMPANIES, INC.

By

Name: Title:

Print or Type:

Name of Purchaser (Individual or Institution):

Name of Individual representing Purchaser (if an Institution):

Title of Individual representing Purchaser (if an Institution):

Signature by:

Individual Purchaser or Individual representing Purchaser:

Address:

Telephone:

Telecopier:

SUMMARY INSTRUCTION SHEET FOR PURCHASER
(to be read in conjunction with the entire
Purchase Agreement which this follows)

A. Complete the following items on BOTH Purchase Agreements (Please sign two originals):

1.	Page 27 — Signature:
(i)	Name of Purchaser (Individual or Institution)

(ii)	Name of Individual representing Purchaser (if an Institution)

(iii)	Title of Individual representing Purchaser (if an Institution)

(iv)	Signature of Individual Purchaser or Individual representing Purchaser

2.	Appendix I — Stock and Warrant Certificate Questionnaire/Registration Statement Questionnaire:

Provide the information requested by the Stock and Warrant Certificate Questionnaire and the Registration Statement Questionnaire.

3.	Return BOTH properly completed and signed Purchase Agreements including the properly completed Appendix I to (initially by facsimile with hand copy by overnight delivery):
J.P. Morgan Securities Inc.
560 Mission Street
San Francisco, CA 94105
Attention: Ryan McBride
Facsimile: (415) 315-8717

Instructions regarding the transfer of funds for the purchase of Securities will be sent by facsimile or by email to the Purchaser by the Placement Agent at a later date.

Appendix I
(Page 1 of 3)
Comstock Homebuilding Companies, Inc.
STOCK AND WARRANT CERTIFICATE QUESTIONNAIRE
     Pursuant to Section 3 of the Agreement, please provide us with the following information:

1.	The exact name that your Shares and Warrants are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:

2.	The relationship between the Purchaser of the Securites and the Registered Holder listed in response to item 1 above:

3.	The mailing address of the Registered Holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:

Appendix I
(Page 2 of 3)
Comstock Homebuilding Companies, Inc.
REGISTRATION STATEMENT QUESTIONNAIRE
     In connection with the preparation of the Registration Statement, please provide us with the following information:
          SECTION 1. Pursuant to the “Selling Stockholder” section of the Registration Statement, please state your or your organization’s name exactly as it should appear in the Registration Statement:

          SECTION 2. The number of shares being purchased and the purchase price being paid by you:

Number of Shares to Be	Number of Warrants to Be	Aggregate
Purchased	Issued	Price
$
          SECTION 3. Please provide the number of shares that you, your organization or any affiliates will own immediately after Closing, including those Shares and Warrants purchased by you or your organization pursuant to this Purchase Agreement and those shares purchased by you or your organization through other transactions:

Your Name (or name of	Number Of Shares	Number Of Warrants
Affiliated Entity)	Owned	Owned

          SECTION 4. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?
      Yes                No
     If yes, please indicate the nature of any such relationships below:

          SECTION 5. Are you (i) an NASD Member (see definition), (ii) a Controlling (see definition) shareholder of an NASD Member, (iii) a Person Associated with a Member of the NASD (see definition), or (iv) an Underwriter or a Related Person (see definition) with respect to the proposed offering; or (b) do you own any shares or other securities of any NASD Member not purchased in the open market; or (c) have you made any outstanding subordinated loans to any NASD Member?
     Answer: ☐ Yes      ☐ No If “yes,” please describe below

Appendix I
(Page 3 of 3)
     NASD Member. The term “NASD member” means either any broker or dealer admitted to membership in the National Association of Securities Dealers, Inc. (“NASD”). (NASD Manual, By-laws Article I, Definitions)
     Control. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power, either individually or with others, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. (Rule 405 under the Securities Act of 1933, as amended)
     Person Associated with a member of the NASD. The term “person associated with a member of the NASD” means every sole proprietor, partner, officer, director, branch manager or executive representative of any NASD Member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a NASD Member, whether or not such person is registered or exempt from registration with the NASD pursuant to its bylaws. (NASD Manual, By-laws Article I, Definitions)
     Underwriter or a Related Person. The term “underwriter or a related person” means, with respect to a proposed offering, underwriters, underwriters’ counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons. (NASD Interpretation)

EXHIBIT A
WARRANT

EXHIBIT B
SLIDE PRESENTATION

FIRST AMENDMENT TO PURCHASE AGREEMENT
     This FIRST AMENDMENT TO PURCHASE AGREEMENT (this “First Amendment”) is entered into this ___th day of May 2006, by and between Comstock Homebuilding Companies, Inc. (the “Company”), a corporation organized under the laws of the State of Delaware, with its principal offices at 11465 Sunset Hills Road, Suite 510, Reston, Virginia 20190, and the purchaser whose name is set forth on the signature page hereof (the “Purchaser”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement (as defined below).
     WHEREAS, the Company proposes to enter into the same form of first amendment to purchase agreement with certain other investors (the “Other Purchasers”) and expects to complete sales of the Securities to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the “Purchasers,” and this First Amendment and the other first amendments to purchase agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the “First Amendments;” and
     WHEREAS, the Company has entered into purchase agreements with each of the Purchasers dated May 5, 2006 (collectively, the “Purchase Agreements”); and
     WHEREAS, such parties desire to amend the Purchase Agreements as set forth below.
     NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:
     Section 1. Amendment to Purchase Agreement
          (a) The first sentence in Section 3.1 of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:
“The completion of the purchase and sale of the Securities (the “Closing”) shall occur at the offices of Dechert LLP, Cira Centre, 2929 Arch Street, Philadelphia, PA 19104 as soon as practicable and as agreed to by the parties hereto, within three business days following the execution of this First Amendment, or on such later date or at such different location as the parties shall agree in writing, but not prior to the date that the conditions for Closing set forth below have been satisfied or waived by the appropriate party (the “Closing Date”).”
          (b) Section 3.2(b)(vi) of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:
“at the time of the execution of this First Amendment, the Placement Agent and the Purchasers shall have received from PricewaterhouseCoopers LLP a letter, addressed to the Placement Agent and the Purchasers and dated such date, in form and substance reasonably satisfactory to the Placement Agent and PricewaterhouseCoopers LLP (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange

Commission and the Public Company Accounting Oversight Board (United States) and (ii) stating the conclusions and findings of such firm with respect to the financial statements and certain financial information contained in Company’s Annual Report on Form 10-K for the year ended December 31, 2005 (the “Annual Report”); and
          (c) Clause (i) of Section 3.2(b)(vii) of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:
“(i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission and the Public Company Accounting Oversight Board (United States),”; and
          (d) Section 4.5 of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:
“Accountants. The firm of PricewaterhouseCoopers LLP, which has expressed its opinion with respect to the consolidated financial statements to be included or incorporated by reference in the Registration Statement and the prospectus which forms a part thereof (the “Prospectus”), is an independent registered public accounting firm as required by the Securities Act and the rules and regulations promulgated thereunder (the “Rules and Regulations”).”
          (e) Section 4.16 of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:
“Offering Materials. The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Securities other than the Confidential Private Placement Memorandum dated May 9, 2006 (the “Private Placement Memorandum”), the SEC Reports and the Company presentation dated May, 2006 attached hereto as Exhibit B (the “Presentation”). Neither the Company nor any person acting on its behalf has in the past or will hereafter take any action independent of the Placement Agent to sell, offer for sale or solicit offers to buy any securities of the Company which would subject the offer, issuance or sale of the Securities, as contemplated by this Agreement, to the registration requirements of Section 5 of the Securities Act.”
          (f) Section 4.18 of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:
“Information. The information contained in the following documents, which the Placement Agent has furnished to the Purchaser, or will furnish prior to the Closing, does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, as of their respective final dates:
(a)	Private Placement Memorandum;

(b)	the Annual Report;

(c)	the Proxy Statement;

(d)	the Company’s Registration Statement on Form S-1 (File No. 333-125166) (the “Follow-On Registration Statement”);

(e)	the IPO Registration Statement;

(f)	all other documents, if any, filed by the Company with the Commission since December 31, 2005 pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(g)	the Presentation.”
          (g) Section 4.36 of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:
“Disclosure of Transactions and Other Material Information. The Company shall, on or before 8:30 a.m., New York City Time, on the first business day after the date of this First Amendment, (i) issue a press release (the “Press Release”) disclosing all material terms of the transactions contemplated hereby and (ii) the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Purchase Agreement in the form required by the 1934 Act, and attaching this Agreement, the form of Warrant as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, no Purchaser shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Purchaser with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Purchaser.”
          (h) Section 15 of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:
“Entire Agreement. This Agreement, the Escrow Agreement, the Engagement Letter dated April 10, 2006 between the Company and J.P. Morgan Securities Inc., the Private Placement Memorandum and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.”
     Section 2. Effect on Purchase Agreements.

          Except as expressly amended hereby, the Purchase Agreements shall remain in full force and effect and the First Amendments shall not by implication or otherwise (i) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Purchase Agreements, which is hereby ratified and affirmed in all respects and shall continue in full force and effect, or (ii) prejudice any right or remedy that any party thereto may now or in the future have under or in connection with the Purchase Agreements.
[The remainder of this page is intentionally left blank.]

          IN WITNESS WHEREOF, the parties hereto have caused this FIRST AMENDMENT TO PURCHASE AGREEMENT to be executed by their duly authorized representatives as of the day and year first above written.

COMSTOCK HOMEBUILDING COMPANIES, INC.

By

Name: Title:

Print or Type:

Name of Purchaser (Individual or Institution):

Name of Individual representing Purchaser (if an Institution):

Title of Individual representing Purchaser (if an Institution):

Signature by:

Individual Purchaser or Individual representing Purchaser: